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                                                       Registration Nos. 2-11101
                                                                         811-242





                                     EXHIBIT
                                  EX-99.10(C)




        OPINION AND CONSENTS OF COUNSEL WITH RESPECT TO THE REGISTRANT'S
          NEW ENGLAND INTERMEDIATE TERM TAX FREE FUND OF CALIFORNIA AND
             NEW ENGLAND INTERMEDIATE TERM TAX FREE FUND OF NEW YORK


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                            [Ropes & Gray Letterhead]

                                                     February 24, 1993

TNE Funds Trust
399 Boylston Street
Boston, Massachusetts 02116

         Re:  TNE Intermediate Term Tax Free Fund of California

Gentlemen:

         You have informed us that you propose to register under the Securities Act of 1933, as amended (the "Act"), and offer and sell from time to time shares of beneficial interest, without par value, of your TNE Intermediate Term Tax Free Fund of California series ("Shares"), at not less than net asset value.

         We have examined an executed copy of your Second Amended and Restated Agreement and Declaration of Trust dated February 2, 1993 (the "Declaration of Trust") on file in the office of the Secretary of State of The Commonwealth of Massachusetts, and are familiar with the action taken by your trustees to authorize the issue and sale to the public from time to time of authorized and unissued Shares. We have further examined a copy of your By-Laws and such other documents, receipts and records as we have deemed necessary for the purpose of this opinion.

         Based on the foregoing, we are of the opinion that:

         1. The beneficial interest in your TNE Intermediate Term Tax Free Fund of California series is divided into an unlimited number of Shares.

         2. The issue and sale of your authorized but unissued Shares has been duly authorized under Massachusetts law. Upon the original issue and sale of any of such authorized but unissued Shares and upon receipt of the authorized consideration therefor in an amount not less than the applicable net asset value, the Shares so issued will be validly issued, fully paid and nonassessable by the Trust.

         The Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Agreement and Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or its trustees. The Agreement and Declaration of Trust provides for indemnification out of the property of the particular series of shares for all loss and expense of any shareholder held personally liable solely by reason of his being or having been a shareholder of that series. Thus, the risk of shareholder incurring financial loss on account of being a shareholder is limited to circumstances in which that series of shares itself would be unable to meet its obligations.

         We understand that this opinion is to be used in connection with the registration of an indefinite number of shares for offering and sale pursuant to the Act. We consent to the filing of this opinion with and as part of your Registration Statement on Form N-1A (File No. 2-11101) relating to such offering and sale.

                                  Very truly yours,
                                  /s/ROPES & GRAY
                                  Ropes & Gray
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                            [Ropes & Gray Letterhead]

                                                     February 24, 1993

TNE Funds Trust
399 Boylston Street
Boston, Massachusetts 02116

         Re:  TNE Intermediate Term Tax Free Fund of New York

Gentlemen:

         You have informed us that you propose to register under the Securities Act of 1933, as amended (the "Act"), and offer and sell from time to time shares of beneficial interest, without par value, of your TNE Intermediate Term Tax Free Fund of New York series ("Shares"), at not less than net asset value.

         We have examined an executed copy of your Second Amended and Restated Agreement and Declaration of Trust dated February 2, 1993 (the "Declaration of Trust") on file in the office of the Secretary of State of The Commonwealth of Massachusetts, and are familiar with the action taken by your trustees to authorize the issue and sale to the public from time to time of your authorized but unissued Shares. We have further examined a copy of your By-Laws and such other documents, receipts and records as we have deemed necessary for the purpose of this opinion.

         Based on the foregoing, we are of the opinion that:

         1. The beneficial interest in your TNE Intermediate Term Tax Free Fund of New York series is divided into an unlimited number of Shares.

         2. The issue and sale of your authorized but unissued Shares has been duly authorized under Massachusetts law. Upon the original issue and sale of any of such authorized but unissued Shares and upon receipt of the authorized consideration therefor in an amount not less than the applicable net asset value, the Shares so issued will be validly issued, fully paid and nonassessable by the Trust.

         The Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Agreement and Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or its trustees. The Agreement and Declaration of Trust provides for indemnification out of the property of the particular series of shares for all loss and expense of any shareholder held personally liable solely by reason of his being or having been a shareholder of that series. Thus, the risk of shareholder incurring financial loss on account of being a shareholder is limited to circumstances in which that series of shares itself would be unable to meet its obligations.

         We understand that this opinion is to be used in connection with the registration of an indefinite number of shares for offering and sale pursuant to the Act. We consent to the filing of this opinion with and as part of your Registration Statement on Form N-1A (File No. 2-11101) relating to such offering and sale.

                                  Very truly yours,
                                  /s/ROPES & GRAY
                                  Ropes & Gray